Exhibit 99.1

Professional Diversity Network Announces Appointment of Katherine Butkevich as the Company’s new CEO and opens a $5 Million Credit Facility with White Winston Select Asset Funds.

CHICAGO, April 4, 2016 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (“PDN” or “the Company”) (NASDAQ:IPDN), a developer and operator of online networks that provide access to employment opportunities for diverse professionals in the United States, announced the following.

Company Announcements:

•
Ms. Katherine Butkevich, who has been leading the Company’s National Association of Professional Women (“NAPW”) since January 4, 2016, has been appointed Chief Executive Officer of the Company, effective March 30, 2016.

•
The Company’s Chief Executive Officer, Jim Kirsch, has transitioned to Executive Chairman with direct management responsibility for PDN’s recruitment assets, effective March 30, 2016; Mr. Jorge Perez, SVP of Professional Diversity Network and prior manager of PDN’s recruitment assets left the Company as of March 31, 2016.

•	The Company has entered into a new $5 million credit facility with White Winston Select Asset Funds, LLC, a private equity fund, to provide additional working capital if needed.

“Networking is proven beneficial to business and career advancement as well as personal growth,” said Ms. Butkevich.  “It provides an opportunity to build and nurture relationships with new contacts, opens doors to new business and career opportunities, raises a woman’s professional profile in the community and helps them stay abreast of the latest trends in their field.  I am proud to lead an organization whose primary focus is to provide women a place where they can build lasting relationships with like-minded professionals to advance their careers.”

Returning to NAPW and looking ahead for the Company as a whole, Ms. Butkevich noted, “I am thrilled to return to NAPW and the opportunity to lead the execution of the Company’s growth and cash flow optimization strategy. Thanks to the capital to be provided by our new business partner, White Winston, we will have the resources needed to implement those strategies and drive shareholder value.”

Mr. Kirsch reflected, “PDN has grown significantly, with revenues up over 500% since 2012, the last full year prior to our IPO in March of 2013. We continue to focus on acceleration of that growth, while simultaneously optimizing operating cash flow. In order to do so, a seasoned manager who has the relevant skills and experience is required to lead that effort. I am pleased to have the opportunity to transition the role of Chief Executive Officer of Professional Diversity Network to Katherine. I began to recruit Kathy many months ago and she started working with PDN as of the first week of this year. Over that time period, she has impressed me with her leadership skills, intellect and integrity. She is the right person to lead the company through its next phase of development. ”

“Kathy has a long and successful track record of success,” Mr. Kirsch continued.  “Over her 30+ year career, she has held numerous senior financial and operational leadership positions in middle market, PE/VC –backed companies as well as at the financing arm of the General Electric Company, GE Capital. Most recently Ms. Butkevich was the COO/CFO of Recyclebank, a VC-backed marketing-as-a-service company focused on educating and incenting consumers to reduce waste. She was also the former CFO of NAPW, the Company’s prime asset. She began her career at KPMG and is a Certified Public Accountant. She holds a Bachelor’s Degree from the University of Miami and is also a graduate of GE’s world-renowned Management Development Institute at Crotonville.”

Looking ahead, Mr. Kirsch noted that “we are also fortunate to have the partnership of White Winston. They afford access to capital, and much more. White Winston’s involvement with PDN will provide significant management consulting and strategic advice, which will be helpful as we work together to enhance shareholder value.  As the founder of Professional Diversity Network, I remain fully committed to the Company’s success. My investment in the Company will continue and my passion for our missions has never been stronger. My efforts will now be entirely focused on realizing our financial goals and leveraging our Company’s formidable position in diversity recruitment.”

About Professional Diversity Network (PDN)

Professional Diversity Network, Inc. (PDN) is an Internet software and services company that develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our subsidiary, National Association of Professional Women (NAPW), is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions. Forward-looking statements can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," “will” and "would" or similar words, and includes statements regarding expected capital to be received from the new credit facility with White Winston, future acceleration of growth and expected impact of the Company’s relationship with White Winston and enhancement of shareholder value. Forward-looking statements involve risks and uncertainties and our actual results may differ materially from those stated or implied in such forward-looking statements. Factors that could contribute to such differences include, but are not limited to: our ability to successfully close the credit facility with White Winston, the failure to realize synergies and other financial benefits from mergers and acquisitions within expected time frames, including increases in expected costs or difficulties related to integration of merger and acquisition partners; inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners or to successfully integrate such businesses, including our ability to realize the benefits and cost savings from, and limit any unexpected liabilities acquired as a result of, any such business combinations; our limited operating history in a new and unproven market; increasing competition in the market for online professional networks; our ability to comply with increasing governmental regulation and other legal obligations related to privacy; our ability to adapt to changing technologies and social trends and preferences; our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the Company’s business strategies and plans; our ability to obtain and maintain intellectual property protection for our intellectual property; any future litigation regarding our business, including intellectual property claims; and the risk factors disclosed in our Annual Report on Form 10-K filed on March 30, 2016 and any subsequent filings made by us with the SEC. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 30, 2016, together with this press release, are available on our website, www.prodivnet.com. Please click on "Investor Relations."

CONTACTS:

At the company:

David Mecklenburger, CFO
(312) 614-0950
investor@prodivnet.com

Investor Relations:

Gary Abbott
Merriman Capital
(415) 248-5639
gabbott@merrimanco.com